Exhibit 1

LOCK-UP AGREEMENT

, 2014

[Stockholder]
[Address]
[Address]

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger and Reorganization, dated as of June 30, 2014 (as the same may be amended from time to time, the “Merger Agreement”), by and among Transcept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Tigris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Tigris, Tigris Acquisition Sub, LLC, a Delaware limited liability company, and Paratek Pharmaceuticals, Inc., a Delaware corporation.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

In consideration of the Company’s agreement to issue the undersigned shares of Tigris Common Stock in exchange for shares of Potomac Common Stock held or to be issued to the undersigned following the date hereof and prior to the Effective Time, and in connection with the consummation of the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, subject to the exceptions set forth in this letter agreement, during the period commencing on the Effective Time and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Tigris Common Stock or any securities convertible into or exercisable or exchangeable for Tigris Common Stock (including without limitation, Tigris Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Undersigned’s Shares”), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Tigris Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Tigris Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Tigris Common Stock or any security convertible into or exercisable or exchangeable for Tigris Common Stock, in each case other than (A) transfers of the Undersigned’s Shares as a bona fide gift or gifts, (B) transfers or dispositions of the Undersigned’s Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (C) transfers or dispositions of the Undersigned’s Shares to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (D) transfers or dispositions of the Undersigned’s Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (E)

transfers of the Undersigned’s Shares to partners, members or stockholders of the undersigned, or to another partnership, limited liability company, corporation or other business entity that controls, is controlled by or is under common control with the undersigned and (F) transfers that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (D), (E) or (F), each transferee, donee or distributee shall execute and deliver to the Company a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer, disposition or distribution pursuant to clause (A), (B), (C), (D), (E) or (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than filings made in respect of involuntary transfers or dispositions or a filing on a Form 5 made after the expiration of the Restricted Period) and any such transfer or distribution shall not involve a disposition for value. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this letter agreement, the undersigned may, without the prior written consent of the Company, (i) exercise an option (including a net or cashless exercise of an option) to purchase shares of Tigris Common Stock, and transfer shares of Tigris Common Stock to the Company to cover tax withholding obligations of the undersigned in connection with any such option exercise, provided that the underlying shares of Tigris Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement, (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Tigris Common Stock, provided that such plan does not provide for any transfers of Tigris Common Stock during the Restricted Period, and (iii) transfer or dispose of shares of Tigris Common Stock acquired on the open market following the Closing Date, provided that, with respect to each of (i) — (ii) above, no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than in respect of a required filing under the Exchange Act in connection with the exercise of an option to purchase Tigris Common Stock following such individual’s termination of employment with the Company that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to the Company prior to any such filing, and provided further that, for the avoidance of doubt, the underlying shares of Tigris Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter agreement).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

In the event that any holder of the Company’s securities that is subject to a substantially similar letter agreement entered into by such holder, other than the Company or the undersigned, is permitted by the Company to sell or otherwise transfer or dispose of shares of Tigris Common Stock for value other than as permitted by this or a substantially similar letter agreement entered into by such holder, the same percentage of shares of Tigris Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied unless and until permission has been granted by the Company to an equity holder or equity holders to sell or otherwise transfer or dispose all or a portion of such equity holders’ shares of Tigris Common Stock in an aggregate amount of 1% of the number of shares of Tigris Common Stock originally subject to a substantially similar letter agreement.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this letter agreement.  The undersigned understands that the Company is proceeding with the transactions contemplated by the Merger Agreement in reliance upon this letter agreement.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

[Signature Page to Lock-up Agreement]